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                                                                    Exhibit 10.6

                              EMPLOYMENT AGREEMENT


         Employment Agreement ("Agreement") dated as of August 1, 1998 between Muse Technologies, Inc., a Delaware corporation (the "Company"), and Craig Peterson (the "Employee").

                                    ARTICLE I

                                   EMPLOYMENT


         The Company hereby employs the Employee, and the Employee accepts employment with the Company, upon the following terms and conditions:

         1.1 Employment. The Company hereby employs the Employee, and the Employee agrees to serve, as the Director, Product Development of the Company and its subsidiaries (the "Subsidiaries") during the term of this Agreement. Subject to the Board of Directors of the Company and the Board of Directors of each Subsidiary, the Employee shall actively manage, and have responsibility for and supervision over, the business activities and affairs of the Company and the Subsidiaries with respect to product development, and he shall manage, supervise and direct its and their officers, employees and agents with respect to product development. The Employee agrees to devote his full business time and attention and best efforts to the affairs of the Company and the Subsidiaries during the term of this Agreement.

         1.2 Term. The Employment of the Employee by the Company under the terms and conditions of this Agreement will commence as of August 1, 1998 and continue until July 31, 2001(the "Term") unless terminated sooner in accordance with the provisions of Article IV.


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                                   ARTICLE II

                                  COMPENSATION


         2.1 Annual Salary. During the Term the Company shall pay to the Employee an annual salary of $90,000 (the "Base Salary") payable in equal installments every two weeks. The Board of Directors shall review the performance of the Employee annually and thereafter, at the sole discretion of the Board of Directors, determine whether the Employee is entitled to an increase in the Base Salary.

         2.2 Reimbursement of Expenses. The Employee shall be entitled to receive prompt reimbursement of all reasonable expenses incurred by the Employee in performing services hereunder, including all expenses of travel, entertainment and living expenses while away from Albuquerque, NM on business at the request of, or in the service of, the Company or any Subsidiary, provided that such expenses are incurred and accounted for in accordance with the policies and procedures and approved operating budget established by the Company.

         2.3 Benefits. The Employee shall be entitled to participate in and be covered by all health, insurance, pension and other employee plans and benefits established by the Company (collectively referred to herein as the "Company Benefit Plans") for its employees generally, subject to meeting applicable eligibility requirements. Additionally, the Company shall reimburse the Employee for the annual cost of a life insurance policy on the life of the Employee which provides for payment of an aggregate of at least five hundred thousand dollars to the Employee's designated beneficiaries.

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         2.4 Vacations and Holidays. During the Term, the Employee shall be entitled to an annual vacation leave of a minimum of two weeks at full pay. The Employee shall also be entitled to such holidays as are established by the Company for all employees and such other religious holidays as is customary pursuant to the Employee's religious practice.

                                   ARTICLE III

                        CONFIDENTIALITY AND NONDISCLOSURE


         3.1 Confidentiality. The Employee will not during his employment by the Company or thereafter at any time disclose, directly or indirectly, to any person or entity or use, or permit the use of, any trade secrets or confidential information relating to the Company or any Subsidiary (the "Confidential Information") except as required by law. "Confidential Information" shall include, but shall not be limited to, the terms of any agreement for the development or commercialization of any hardware or software or technology related thereto, the terms of any license, marketing, sales or distribution agreement relating to any of the foregoing, and all information denominated as "Confidential" and made available only on a restricted basis; provided however, that "Confidential Information" shall not include information which comes into the public domain through no fault of the Employee or which the Employee obtains after the termination of employment with the Company or otherwise from a third party who, to the knowledge of the Employee, has the right to disclose such information.

         3.2 Return of Company Material. The Employee shall promptly deliver to the Company on termination of the Employee's employment with the Company, for whatever the reason, or at any time the Company may so request, all Company or Subsidiary memoranda, notes, records, reports,

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manuals, drawings, computer software, and all documents containing Confidential
Information belonging to the Company, including all copies of such materials which the Employee may then possess or have under the Employee's control irrespective of the format of such materials.

         3.3 Non-Competition. During the Term and for up to a one-year period thereafter (the "Non-Compete Period") the Employee will not, directly or indirectly, without the consent of the Board of Directors of the Company: (i) own, manage, operate, join, control, or participate in or be connected with, as an officer, employee partner, stockholder, director, adviser, consultant, or agent (whether paid or unpaid), any business, which is at the time engaged in any activities which compete with the business of the Company or any Subsidiary; the foregoing provision being also intended to prohibit the Employee from acquiring or holding in excess of 5% of any issue of stock or securities of any Company which has any securities listed on a national securities exchange or quoted in the daily listing of over-the-counter market securities; (ii) utilize any employees of the Company to perform any service which conflicts with their full-time employment with the Company or otherwise take actions which result in the termination of any employee's relationship with the Company; provided, however, that notwithstanding any other provision contained in this Agreement, in the event of termination of the Employee for any reason, the restrictions contained in this Section 3.3 shall be effective only for so long as the Company, in its sole discretion, continues to pay the Employee his then monthly Base Salary in advance during the Non-Compete Period.

         3.4 Right to Injunctive and Equitable Relief As a result of the Employee's position as an Employee officer, director and principal shareholder of the Company, the Employee's obligations not to disclose or use Confidential Information and to refrain from the activities described in this

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Article III are of a special and unique character which gives them a peculiar value, and which is supported by valuable consideration. The Company cannot be reasonably or adequately compensated in damages in an action at law in the event the Employee breaches such obligations. Therefore, the Employee expressly agrees that the Company shall be entitled to injunctive and other equitable relief without bond or other security in the event of such breach in addition to any other rights or remedies which the Company may possess. Furthermore, the obligations of the Employee and the rights and remedies of the Company under this Article III are cumulative and in addition to, and not in lieu of, any obligations, rights, or remedies created by applicable law relating to misappropriation or theft of trade secrets or confidential information.

                                   ARTICLE IV

                                   TERMINATION


         4.1 Termination by the Company. The Board of Directors may terminate the Employee's employment hereunder as follows:

                  (a) Upon the death of the Employee, whereupon this Agreement shall immediately terminate;

                  (b) Upon a determination of Permanent Disability; "Permanent Disability" shall mean a physical or mental incapacity as a result of which the Employee becomes totally unable to continue the performance of his duties hereunder for a period of 180 consecutive days or an aggregate of 270 days in any 24 month period. A determination of Permanent Disability shall be subject to the certification of a qualified medical doctor agreed to by the Company and

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the Employee or, in the event of the Employee's incapacity to designate a doctor, the Employee's legal representative. In the absence of agreement between the Company and the Employee, each party shall nominate a qualified medical doctor and the two doctors so nominated shall select a third doctor, who shall make the determination as to the occurrence and continuance of a Permanent Disability; or

                  (c) For cause. "Cause" shall mean only the following:

                           (i) the willful and, after written notice and a
reasonable opportunity to cure, continued failure by the Employee to follow the reasonable directions of the Board not inconsistent with this Agreement (other than such failure resulting from the Employee's incapacity due to physical or mental illness);

                           (ii) willful and, after written notice and a
reasonable opportunity to cure, continued misconduct by the Employee that materially adversely affects the Company;

                           (iii) commission of a felony or guilty plea or plea
of nolo contendre to a crime or offense relating to the performance of the Employee's duties to the Company;

                           (iv) willful theft from the Company;

                           (v) a willful violation of any law, rule or
regulation, or the imposition of a final order issued by any regulatory authority against the Company, which, in any event, prohibits the Employee from holding an Employee position with the Company or any Subsidiary;

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                           (vi) the Employee's habitual drunkenness or habitual
use of illegal substances, after notice to cease and the opportunity provided by the Company to enter into and successfully complete a reputable rehabilitation program at the expense of the Company; or

                           (vii) the Employee fails to substantially perform any
material term or provision of this Agreement.

         For purposes of this Agreement, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by the Employee in bad faith and without a reasonable belief that such action or omission by the Employee was in the best interests of the Company, and no termination by the Company for "Cause" shall be effective unless the Employee shall have been given written notice of the breaches of this Section 4.1(c) ,
(i) and (ii) and a period of 30 days within which to cure any such breach, if curable, provided that such curative period shall be permitted only once in any 12 month period.

         4.2 Termination by Employee for Good Reason. The Employee may terminate his employment hereunder for Good Reason. For purposes of this Agreement, the term "Good Reason" shall mean and shall be deemed to exist if, without the prior written consent or written waiver of the Employee, (i) the Employee is assigned duties or responsibilities that are inconsistent in any material respect with the scope of the duties or responsibilities associated with his titles or position, as set forth in this Agreement (or which he may receive during the Term), (ii) the Employee is asked by the Company to take actions inconsistent with this Agreement or the Employee's obligations to the public stockholders or regulatory agencies, (iii) the Company fails to substantially perform any material term or provision of this Agreement, (iv)

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the Employee's office location is relocated to one that is more than one hundred
(100) miles from the location at which the Employee was based immediately prior to the relocation, (v) the Company fails to obtain the full assumption of this Agreement by a successor entity (whether as a result of merger, reorganization or otherwise). Termination by the Employee pursuant to this Section 4.2 shall be effective on the date that is 30 days after the Employee first provides written notice to the Board of the events specified in this Section 4.2(i-v) unless earlier cured by the Company.

         4.3 Severance Payments.

                  (a) Termination for Cause. In the event of termination pursuant to Section 4.1(c), the Employee shall receive no severance, and shall be entitled to receive, in lieu of any other payments or benefits, his accrued but unpaid salary at the rate provided in Section 2.1(a) (as increased from time to time by the Board), plus any amounts earned but unpaid for any prior completed fiscal or calendar year including discretionary bonuses for any prior calendar or fiscal year, and any reimbursable expenses incurred prior to the date of termination (collectively, the "Accrued Obligations").

                  (b) Termination as a Result of Death. In the event of termination pursuant to Section 4.1(a), the Employee's estate or beneficiaries, as the case may be, shall be entitled to receive, in addition to any other payments or benefits hereunder, (i) the proceeds from any insurance policies paid for by the Company in favor of the Employee's estate or beneficiaries, and
(ii) any Accrued Obligations. Such amounts shall be paid promptly in a lump sum in cash.

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In addition, all options that are unvested at the date of termination shall vest, and the restriction on any options or stock held by the Employee shall terminate.

                  (c) Termination Without Cause or For Good Reason. In the event of termination by the Company without Cause or by the Employee for Good Reason, the Employee shall be entitled to receive (i) Accrued Obligations through the date of termination, plus (ii) an amount equal to one-quarter of his Base Salary or a greater amount determined in the sole discretion of the Board of Directors (each of the amounts in subclauses (i) and (ii) payable in a lump sum in cash within 30 days after the date of termination), (iii) continuation, at the Company's expense, if allowable by law, of any group health (which may be provided by payment of COBRA continuation coverage premiums), life insurance and long-term disability coverages at the levels in effect on the Employee's date of termination for a period of twelve months following such date of termination, and (iv) all options shall automatically vest, and the restriction on any options or stock held by the Employee shall terminate.

                  (d) Voluntary Termination. If the Employee shall voluntarily resign for other than Good Reason, he shall be entitled only to Accrued Obligations through the effective date of such resignation or voluntary termination, and that any such amounts shall be promptly paid in a lump sum in cash.

                  (e) Termination due to Permanent Disability. If the Employee's employment hereunder is terminated as a result of Permanent Disability, in lieu of any other payments or benefits (other than any such disability benefits he may receive), he shall be paid a single lump sum in cash within thirty (30) days of the date of his termination, an amount equal to (i) all

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Accrued Obligations plus (ii) all unpaid salary, whether or not accrued, remaining through the Term. In addition the unvested portion of any options held by the Employee on such date shall vest, and any restriction on any options or stock held by the Employee shall terminate.

                  (f) General Release. Prior to the Employee's receipt of any severance payment under this Section 4.3, the Employee shall issue a general release to the Company in such form as the Company may reasonably require, which release shall extinguish all actual or potential claims or causes of action he has, may have had, or hereafter may have against the Company. The Company shall simultaneously provide a release to the Employee in the form mutatis mutandis given to the Company by the Employee.

                  (g) Other Payments Upon Termination. If notice of termination of the Employee is given by the Employee or the Company, the Employee shall continue to receive his Base Salary (as increased from time to time by the Board), bonus payments and benefits as provided in Article II until the date of termination, and shall also be entitled to reimbursement for reimbursable expenses as set forth in Section 2.2.

                  (h) Company's Option to Terminate Employee after Notice of Termination. The Company, or, if notice is given by the Company, the Employee, may, at any time during the period after notice of termination by the Employee or the Company and before the date of termination specified in the notice given in accordance with Section 4.1 or Section 4.2, as the case may be (the "Notice Period"), elect to terminate this Agreement and the Employee's employment hereunder immediately. In such event the Company shall pay the Employee an amount equal to all Accrued Obligations he would have received or been entitled to for the

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duration of the Notice Period at the rate provided in Article II. Such amounts shall be paid within five (5) days after the election pursuant to this Section 4.3(h). Nothing contained in this Section 4.3(h) shall be deemed to reduce in any way any amounts due the Employee pursuant to any other term or provision of this Article IV.

                                    ARTICLE V

                ASSUMPTION OF OBLIGATIONS BY SUCCESSOR TO COMPANY


         5.1  Merger etc.;  Change of Control

                  In the event of a future disposition of the properties and business of the Company substantially as an entirety by merger, consolidation, sale of assets, reorganization or otherwise, then the Company may elect:

                  (i) to assign this Agreement and all of its rights and obligations hereunder to the acquiring, surviving or reorganized entity; provided that such entity shall assume in writing all of the obligations of the Company hereunder; and provided further, that the Company (in the event and so long as it remains in existence) shall remain liable for the performance of its obligations hereunder in the event of a breach of this Agreement by the acquiring, surviving or reorganized entity; or

                  (ii) in addition to its other rights of termination, to terminate this Agreement upon at least 90 days' written notice and by paying the Employee an amount equal to (a) all Accrued Obligations through the date of termination, plus (b) an amount equal to his Base Salary for one year, all such amounts pursuant to subclauses (a) and (b) shall be payable in a single

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lump sum within 30 days after the date of termination. In addition, upon the date of termination hereunder, (A) all options which the Employee then holds which are not vested shall immediately vest , (B) the restrictions on any stock held by the Employee shall terminate, (C) the Employee, at the Company's expense, if allowable by law, shall continue to be a participant in any group health (which may be provided by payment of the COBRA continuation coverage premiums), life insurance and long-term disability plans or programs maintained by the Company at the level in effect on the Employee's date of termination for a period of twelve months following his date of termination.

                                   ARTICLE VI

                               GENERAL PROVISIONS


         6.1 Notice. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt required, postage prepaid, as follows:

                  If to the Company:

                  Muse Technologies, Inc.
                  1601 Randolph, SE,
                  Albuquerque, NM  87106
                  Attn: Chairman, Compensation Committee of the Board of
                        Directors


                  If to Employee:



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                  Craig Peterson

                  -------------------------

                  -------------------------


or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         6.2 No waivers. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Employee and the Company. No waiver by either party hereto at any time or any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver or similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         6.3 No Mitigation; No Offset. In the event of the Employee's termination of employment, he shall be under no obligation to seek other employment and there shall be no offset against any amounts due the Employee hereunder on account of any remuneration the Employee may obtain from any subsequent employment.

         6.4 Arbitration. Any and all disputes or controversies arising out of or relating to this Agreement, other than injunctive relief pursuant to Section 3.4, shall be resolved by arbitration at the American Arbitration Association at its New Mexico offices before a panel of three arbitrators under the then existing rules and regulations of the American Arbitration Association. The parties agree that in any such arbitration, the arbitrators shall not have the power to reform or modify this Agreement in any way and to that extent their powers are so limited. The

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determination of the arbitrators shall be final and binding on the parties hereto and judgment on it may be entered in any court of competent jurisdiction. Except as required by law, neither the Company nor the Employee shall issue any press release or make any statement which is reasonably foreseeable to become public with respect to any arbitration or dispute between the parties without receiving the prior written consent of the other party to the content of such press release or statement. In the event the Employee prevails in such proceedings, as determined by the arbitrators, the Company shall reimburse the Employee for all expenses (including, without limitation, reasonable legal fees and expenses) incurred by the Employee in connection with such proceeding or any other proceeding in which the Employee prevails in contesting or defending any claim or controversy arising out of or relating to this Agreement. All such amounts shall be paid promptly, but in any event within ten (10) days after the Employee provides the Company with a statement of such amounts to be recovered. In the event the Employee does not prevail in such proceedings, as determined by the arbitrators, each party hereto shall be responsible for their own expenses (including, without limitation, legal fees and expenses) incurred in connection with such proceedings.

         6.5 Indemnification. In addition to the indemnification provided under the Company's Articles of Incorporation and By-laws, the Company hereby agrees to hold the Employee harmless and indemnify the Employee from and against, and to reimburse the Employee for, any and all judgments, fines, liabilities, amounts paid in settlement and expenses, including attorneys' fees, incurred directly or indirectly as a result of or in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether or not such action, suit or proceeding is by or in the right

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of the Company to procure a judgment in its favor, including an action, suit or proceeding by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise for which the Employee served in any capacity at the request of the Company, to which the Employee is, was or at any time becomes a party, or is threatened to be made a party, or a result of or in connection with any appeal therein, by reason of the fact that the Employee is or was at any time a director, officer, employee or agent of the Company; provided, however, that (i) indemnification shall be paid pursuant to this paragraph if and only if the Employee acted in good faith and in a manner reasonably believed by the Employee to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Employee's conduct was unlawful; and (ii) no indemnification shall be payable pursuant to this paragraph if a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

         6.6 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the New Mexico without regard to its Conflicts of Laws provisions.

         6.7 Severability or Partial Invalidity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

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         6.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         6.9 Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior written or oral and all contemporaneous oral agreements, understanding, and negotiations between the parties with respect to the subject matter hereof. This Agreement is intended by the parties as the final expression of their agreement with respect of such terms as are included in this agreement and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement constitutes the complete and exclusive statements of its terms and that no extrinsic evidence may be introduced in any judicial proceeding involving this Agreement.

         6.10 Assignment. Subject to the provisions of Article V hereof, this Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by any party without the prior written consent of the other party. Any such assignment or delegation without the prior written consent of the other party shall be void and be of no effect. Notwithstanding the foregoing provisions of this Section 6.10, the Company may assign or delegate its rights, duties and obligations hereunder to any person or entity which succeeds to all or substantially all of the business of the Company through merger, consolidation, reorganization, or other business combination or by acquisition of all or substantially all of the assets of the Company; provided that such person assumes the Company's obligations under this Agreement in accordance with
Section 5.1

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         6.11 Beneficial Interests. This Agreement shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee, or other designee, if there be no such designee, to the Employee's estate.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    MUSE TECHNOLOGIES, INC.
                                    A Delaware corporation


                                    By:    /s/ Curtiz J. Gangi
                                           -------------------
                                    Name:  Curtiz J. Gangi
                                    Title: President



                                    EMPLOYEE



                                           /s/ Craig Peterson
                                           -------------------
                                           Craig Peterson


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